Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 17, 2012, with respect to the consolidated financial statements of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in this Annual Report (Form 10-K) of Republic Services, Inc. for the year ended December 31, 2011:

Form S-8	No. 333-78125	1998 Stock Incentive Plan

Form S-8	No. 333-104048	Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan

Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8	No. 333-156070	Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

Form S-8	No. 333-159779	Republic Services, Inc. 2009 Employee Stock Purchase Plan

Form S-3	No. 333-159783	Registration Statement

Form S-3	No. 333-166469	Registration Statement

Form S-8	No. 333-170174	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-175879	Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan

/s/ ERNST & YOUNG LLP

Phoenix, Arizona

February 17, 2012